As filed with the Securities and Exchange Commission on February 24, 2005

Registration No. 333- ______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COTT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

CANADA	NOT APPLICABLE
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

COTT CORPORATION
207 QUEEN’S QUAY WEST, SUITE 340
TORONTO, ONTARIO, CANADA M5J 1A7
(Address of Principal Executive Offices) (Zip Code)

RESTATED 1986 COMMON SHARE OPTION PLAN OF COTT CORPORATION
(Full Title of the Plans)

Mark R. Halperin, Esq.
Cott Corporation
207 Queen’s Quay West, Suite 340
TORONTO, ONTARIO, CANADA M5J 1A7
(Name and Address of Agent For Service)

(416) 203-3898
(Telephone Number, Including Area Code, of Agent For Service)

Copy To:

Diana E. McCarthy, Esq.
Drinker Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, PA 19103-6996

CALCULATION OF REGISTRATION FEE
		Proposed Maximum	Proposed Maximum
		Offering Price Per	Aggregate Offering	Amount of Registration
Title of Securities To Be Registered	Amount To Be Registered	Share (1)	Price (1)	Fee (1)
Common Shares, No Par Value	2,000,000	$24.28	$49,360,000	$5,715.52

(1)	Pursuant to 457(h) under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purposes of calculating the registration fee required under Section 6(b) of the Securities Act of 1933 and are based upon the average of the high and low prices for a share of common stock of Cott Corporation on the New York Stock Exchange on February 23, 2005.

EXPLANATORY NOTE
SIGNATURES
POWER OF ATTORNEY
AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX
RESTATED 1986 COMMON SHARE OPTION PLAN OF COTT CORPORATION
OPINION OF DRINKER BIDDLE & REATH LLP
OPINION OF GOODMANS LLP
CONSENT OF PRICEWATERHOUSECOOPERS LLP

EXPLANATORY NOTE

     A Registration Statement on Form S-8 (File No. 33-72894) (the “First Registration Statement”) was filed on December 15, 1993 to register 350,000 Common Shares of Cott Corporation that are issuable under the 1986 Common Share Option Plan of Cott Corporation (the “Plan”). The Board of Directors of Cott Corporation subsequently increased the aggregate number of Common Shares that were issuable under the Plan to 12,000,000. A Registration Statement on Form S-8 (File No. 333-56980) (the “Second Registration Statement” and, together with the First Registration Statement, the “Prior Registration Statements”) was filed on March 13, 2001 to register the additional 11,650,000 Common Shares that were issuable under the Plan. The Board of Directors subsequently authorized, and the shareholders approved, an increase in the number of Common Shares that are issuable under the Plan to an aggregate of 14,000,000 Common Shares.

     This Registration Statement is being filed to register the additional 2,000,000 Common Shares that will be issuable under the Plan and to file the amended Plan as an exhibit. Pursuant to General Instruction E to the Form S-8, this Registration Statement incorporates by reference herein the contents of the Prior Registration Statements.

Item 8. Exhibits.

Exhibit No.	Title
Exhibit 4	Restated 1986 Common Share Option Plan of Cott Corporation
Exhibit 5.1	Opinion of Drinker Biddle & Reath LLP
Exhibit 5.2	Opinion of Goodmans LLP
Exhibit 23	Consent of PricewaterhouseCoopers LLP
Exhibit 24	Power of Attorney (included in the signature page)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in Toronto, Ontario, Canada, on this 24th day of February, 2005.

COTT CORPORATION
By:	/s/ John K. Sheppard
John K. Sheppard, Chairman and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Mark R. Halperin as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ John K. Sheppard John K. Sheppard	President, Chief Executive Officer and Director (Principal Executive Officer)	Date: February 24, 2005

/s/ Raymond P. Silcock Raymond P. Silcock	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	Date: February 24, 2005

/s/ Tina Dell’Aquila Tina Dell’Aquila	Vice-President, Controller and Assistant Secretary (Principal Accounting Officer)	Date: February 24, 2005

/s/ Frank E. Weise, III Frank E. Weise, III	Chairman	Date: February 24, 2005

/s/ Colin J. Adair Colin J. Adair	Director	Date: February 24, 2005

/s/ W. John Bennett W. John Bennett	Director	Date: February 24, 2005

/s/ Serge Gouin Serge Gouin	Director	Date: February 24, 2005

/s/ Stephen H. Halperin Stephen H. Halperin	Director	Date: February 24, 2005

/s/ Betty Jane (Scheihing) Hess Betty Jane (Scheihing) Hess	Director	Date: February 24, 2005

/s/ Philip B. Livingston Philip B. Livingston	Director	Date: February 24, 2005

/s/ Christine A. Magee Christine A. Magee	Director	Date: February 24, 2005

/s/ Andrew Prozes Andrew Prozes	Director	Date: February 24, 2005

/s/ Donald G. Watt Donald G. Watt	Director	Date: February 24, 2005

AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the authorized representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Cott Corporation in the United States, on the 24 day of February, 2005.

Cott Corporation
By:	/s/ Mark Halperin
Mark Halperin, Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Title
Exhibit 4	Restated 1986 Common Share Option Plan of Cott Corporation

Exhibit 5.1	Opinion of Drinker Biddle & Reath LLP

Exhibit 5.2	Opinion of Goodmans LLP

Exhibit 23	Consent of PricewaterhouseCoopers LLP

Exhibit 24	Power of Attorney (included in the signature page)